EXHIBIT 99.1

GLOBETEL COMMUNICATIONS CORP. APPOINTS NEW CEO

FT LAUDERDALE, FL ─ September 10, 2007 ─ GlobeTel Communications Corp. (Pink Sheets: GTEM) today announced that Jonathan D. Leinwand has been named Chief Executive Officer, following the departure of interim Chief Executive Officer Peter A. Khoury.

Przemyslaw L. Kostro, Chairman of GlobeTel’s Board of Directors, stated, “I’ve known Mr. Leinwand since he joined the company over two years ago, and I’ve always considered his resourcefulness and intelligence a key GlobeTel asset. I’m proud to stand firm with our dedicated employees in support of him as CEO as we continue to bring the Company back into compliance and help restore shareholder confidence in the Company’s future.”

Mr. Leinwand, formerly the Company’s General Counsel, and a director, is a cum laude graduate of the University of Miami School of Law. Prior to joining GlobeTel, he was a private practice attorney concentrating in corporate and securities law; facilitating transactions both domestically and internationally.

“My immediate tasks include guiding the company through the final stages of the restatement of our financial statements, and executing plans to provide competitive products in the marketplace,” stated Mr. Leinwand, “I look forward to reporting to our shareholders about our movement forward as a Company once we’ve released updated financial results.”

Mr. Kostro concluded: "We would like to acknowledge Mr. Khoury’s efforts during a very difficult time in GlobeTel’s history, his work that led to the formation of new relationships for the Company and for his contributions toward bringing the company closer to compliance."

About GlobeTel Communications Corp. and Sanswire Networks

GlobeTel Communications Corp. develops and provides an integrated suite of terrestrial and aerospace telecommunications products and services, leveraging its advances in VoIP and Wireless Access technologies. Sanswire Networks is focused on the construction of the Stratellite™ and SkySat™ airship platforms, capable of carrying payloads that transmit various types of wireless communications and security solutions. For more information, please visit the GlobeTel websites: www.globetel.net, www.sanswire.comand www.globetelwireless.com.

Certain statements in this release constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "forecast," "project," "intend," "expect" "should," "would," and similar expressions and all statements, which are not historical facts, are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors, including an ongoing formal investigation by the U.S. Securities & Exchange Commission and delayed filings of quarterly results, any of which could cause the Company's previously reported actual results, performance (finance or operating) to change or differ from future results, performance (financing and operating) or achievements, including those expressed or implied by such forward-looking statements. The Company assumes no, and hereby disclaims any, obligation to update the forward-looking statements contained in this press release.

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Contact: Robert Bleckman, GlobeTel Communications Corp., (954) 607-1295